As filed with the Securities and Exchange Commission
                             on January 11, 1999

                         REGISTRATION NO. 333-62881

                   U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              -----------------

                               Post-Effective
                               Amendment No. 3
                                     to

                                  FORM SB-2
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                              -----------------

                        NORTH EAST INSURANCE COMPANY
               (Name of small business issuer in its charter)

          MAINE                     6331                    01-0278387
        (State of       (Primary Standard Industrial      (IRS Employer
      Incorporation)     Classification Code Number)       I.D. Number)

                               482 PAYNE ROAD
                          SCARBOROUGH, MAINE 04074
                               (207) 883-2232
                 (Address and Telephone Number of Principal
              Executive Office and Principal Place of Business)

                              ROBERT G. SCHATZ
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               482 PAYNE ROAD
                          SCARBOROUGH, MAINE 04074
                               (207) 883-2232
          (Name, Address and Telephone Number of Agent for Service)

                                 Copies to:

                           GREGORY S. FRYER, ESQ.
                             VERRILL & DANA, LLP
                             ONE PORTLAND SQUARE
                         PORTLAND, MAINE 04112-0586
                               (207) 774-4000


                        EXTENSION OF EXPIRATION DATE
                             OF RIGHTS OFFERING

      North East Insurance Company ("NEIC") has extended the Expiration Date of its Rights Offering to 5:00 p.m., Eastern Time, on January 26, 1999.

      Pursuant to this Registration Statement, NEIC is offering Common Stock at a price of $2.25 per share to its shareholders of record on November 9, 1998. Under the terms of the Rights Offering, NEIC reserved the right to extend the Expiration Date from time to time by filing an amendment to this Registration Statement and issuing a press release. The Rights Offering originally was scheduled to expire on December 22, 1998, was later extended to December 29, l998 and January 12, 1999 and has now been extended to January 26, 1999.

      Eligible shareholders who wish to purchase shares in the Offering must submit a completed subscription certificate and appropriate payment to the Subscription Agent, as further described in the Prospectus dated November 12, 1998 for the Rights Offering (the "Prospectus"). Shareholders who have previously submitted proper documents and payment need not submit any further documents or payment in order to participate in the Offering.

      For a complete description of other terms of the Rights Offering, reference is made to the Prospectus, which is included as part of Amendment No. 1 to this Registration Statement, filed on November 12, 1998.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine on this 11th day of January, 1999.

                                        NORTH EAST INSURANCE COMPANY

                                        By:/s/ Robert G. Schatz
                                               Robert G. Schatz
                                               President and Chief
                                               Executive Officer

Signature                  Title                           Date
---------                  -----                           ----

/s/ Robert G. Schatz       President, Chief Executive      January 11, 1999
Robert G. Schatz           Officer and Director

/s/ Ronald A. Libby        Chief Operating Officer         January 11, 1999
Ronald A. Libby

/s/ Graham S. Payne        Treasurer, Chief Financial      January 11, 1999
Graham S. Payne            Officer [principal accounting
                           officer]

____________________       Director
Edward B. Batal

/s/ Terence C. Cummings*   Director                        January 11, 1999
Terence C. Cummings

____________________       Director
Robert A. Hancock

/s/ Wilson G. Hess*        Director                        January 11, 1999
Wilson G. Hess

/s/ Joseph M. Hochadel*    Director                        January 11, 1999
Joseph M. Hochadel

/s/ Peter A. Russ*         Director                        January 11, 1999
Peter A. Russ

/s/ Bruce H. Suter*        Director                        January 11, 1999
Bruce H. Suter


  * By:/s/ Robert G. Schatz
           Robert G. Schatz, Attorney in Fact